Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 Nos. 333-190216 and 333-168310 and Registration Statement on Form S‑8 Nos. 33-53235, 33-58909, 33-64077, 333-13605, 333-118207, 333-124537, 333- 140559, 333-140561, 333-140562, 333-173656, 333- 173657, 333-173658, 333-176852, and 333-192988 of PPG Industries, Inc. of our report dated February 20, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 20, 2014